SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

_____

FORM 8K/A

CURRENT REPORT
Amendment No. 1
Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 1998




THE TITAN CORPORATION
(Exact name of registrant as specified in its charter)



Delaware
(State or other jurisdiction of incorporation)


          001-06035                                 95-2588754
    (Commission File No.)                (IRS Employer Identification No.)

3033 Science Park Road
San Diego, California  92121-1199
(Address of principal executive officers and zip code)

Registrant's telephone number, including area code: (619) 552-9500

       The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K (Dated June 30, 1998) as set forth in the pages hereto:

Item 7. Financial Statements and Exhibits.

 (a)   Financial Statements of Business Acquired.

 Horizons Technology, Inc., and subsidiaries consolidated interim financial statements as of and for the three months ended March
31, 1998 and for the three months ended April 30, 1997.

 (b)   Pro Forma Financial Information.

Pro Forma combined statements of operations for the three months ended March 31, 1998.

Pro Forma combined balance sheet as of March 31, 1998.

                    SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

Date August 12, 1998

                                             The Titan Corporation
                                            (Registrant)


                                            By  /s/ ERIC M.DEMARCO
                                            Eric M. DeMarco
                                            Sr. Vice President and
                                            Chief Financial Officer

                                            By  /s/ DEANNA H. PETERSEN
                                            Deanna H. Petersen
                                            Vice President and
                                            Corporate Controller
                                            (Principal Accounting Officer)

HORIZONS TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(Unaudited)
(in thousands except share and per share information)

                                                                    As of March 31,
                                                                         1998
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................                $   44
  Accounts receivable, net.............................                 6,114
  Prepaid expenses and other current assets............                    95

        Total current assets...........................                 6,253

PROPERTY AND EQUIPMENT, net............................                   164
OTHER ASSETS...........................................                    14

        Total assets...................................                $6,431

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Line of credit.......................................                $5,405
  Accounts payable.....................................                   796
  Accrued compensation.................................                 1,268
  Other accrued liabilities............................                 1,119
  Net liabilities of discontinued operation............                 3,588

        Total current liabilities......................                12,176

OTHER NON-CURRENT LIABILITIES..........................                   900

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
  Preferred stock, par value $.01 per share:
     Authorized shares-2,500,000
     Issued and outstanding shares-500,000
    (aggregate liquidation value $3,500,000)...........                     5
  Common stock, par value $.01 per share:
     Authorized shares-12,000,000
     Issued and outstanding shares-7,496,953...........                    75
  Paid-in capital......................................                 3,762
  Retained deficit.....................................               (10,487)

         Total stockholders' deficit...................                (6,645)

Total liabilities and stockholders' deficit...........                $ 6,431

The accompanying notes are an integral part of this consolidated balance sheet.

HORIZONS TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands)
                                                              Three months ended
                                                             March 31,   April 30,
                                                               1998        1997
REVENUES....................................................   $5,989       $6,547

COSTS AND EXPENSES:
  Cost of revenues..........................................    4,401        4,360
  Selling, general and administrative expense...............    1,391        1,073
  Research and development expense..........................       --           18

         Total costs and expenses...........................    5,792        5,451

OPERATING PROFIT............................................      197        1,096
Interest expense, net.......................................     (107)        (130)

Income from continuing operations before income taxes.......       90          966
Income tax provision........................................       41          367

Income from continuing operations...........................       49          599
Loss from discontinued operations, net of taxes.............       --         (491)

Net income (loss)...........................................   $   49       $  108

Basic earnings per share:
  Income from continuing operations.........................   $  .01       $  .08
  Loss from discontinued operation..........................      .00         (.07)

  Net income................................................   $  .01       $  .01

  Weighted average shares...................................    7,497        7,497

Diluted earnings per share:
  Income from continuing operations.........................   $  .01       $  .08
  Loss from discontinued operation..........................      .00         (.07)

  Net income................................................   $  .01       $  .01

  Weighted average shares...................................    7,497        7,497

The accompanying notes are an integral part of these consolidated financial statements.

HORIZONS TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

                                                               Three months ended
                                                             March 31,   April 30,
                                                               1998        1997
CASH FLOWS FROM OPERATING ACTIVITIES:

Net cash provided by (used for) operating activities.......   $ (458)      $1,144

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash provided by (used for) investing activities.......       85          (16)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net cash used for financing activities.....................     (106)        (996)

Increase (decrease) in cash and cash equivalents...........     (479)         132
Cash and cash equivalents, beginning of year...............      523          416
Cash and cash equivalents, end of year.....................   $   44       $  548

The accompanying notes are an integral part of these consolidated condensed financial statements.

HORIZONS TECHNOLOGY, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
March 31, 1998
(Unaudited)

1.  Basis of Presentation

     The information at March 31, 1998 and for the three months ended March 31, 1998 and April 30, 1997 is unaudited, but includes all adjustments, consisting only of normal recurring adjustments, which the management of Horizons Technology, Inc. and Subsidiaries (the "Company" or "Horizons") considers necessary for a fair presentation of the Company's financial position, results of operations and cash flows for the periods presented. The results of the interim periods are not necessarily indicative of results for the full year. Effective January 1, 1998, Horizons' January 31 fiscal year-end has been changed to coincide with the Titan Corporation's fiscal year end of December 31. Accordingly, Horizons' first quarter-end for 1998 has been changed to March 31, 1998. The comparative prior year interim data is reported as of April 30, 1997.

Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts recorded in the financial statements and accompanying notes. Actual results may differ from those recorded using such estimates.

Net Income Per Share

     In fiscal year 1998, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under the provisions of SFAS 128, basic earnings per share is calculated based on the weighted average number of common stock outstanding during the period. Diluted earnings per share also gives effect to the dilutive effect of stock options (calculated based on the treasury stock method). All prior periods have been restated. A reconciliation of shares used in the per share calculation is as follows:

                                                        March 31,     April 30,
                                                          1998          1997
Basic:
     Weighted average common stocks outstanding.......   7,497        7,497

Diluted:
    Weighted average common stocks....................   7,497        7,497
    Dilutive effect of stock options..................       0            0
    Weighted average stocks outstanding...............   7,497        7,497

HORIZONS TECHNOLOGY, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
(Continued)
March 31, 1998
(Unaudited)


2.  Taxation

     The estimated annual effective tax rates for 1998 and 1997 were 45% and 38%, respectively. The difference between the federal statutory rate and the estimated annual effective rate is primarily attributable to state taxes and other nondeductible items.

3.  Subsequent Event

     On June 30, 1998, the Company consummated a merger with the Titan Corporation ("Titan"), a public company. Titan issued approximately 3,200,000 shares of common stock in exchange for all outstanding shares of Horizons stock based on exchange ratios of approximately .37 and .82 shares of Titan's common stock for each share of Horizons' common stock and Horizons' preferred stock, respectively.

4.  Discontinued Operation

     In December 1997, the Company's Board of Directors adopted a plan to wind down and exit its commercial software business (Information Systems segment), in order to focus the Company's resources entirely on its profitable government information technologies business or Systems Engineering segment. Accordingly, the Information Systems segment has been accounted for as a discontinued operation for all periods presented in accordance with Accounting Principles Board Opinion No. 30 (APB 30), which among other provisions, anticipates that the plan of disposal will be carried out within one year.

     Revenues for the ISG business were $548 and $684 for the three months ended March 31, 1998, and April 30, 1997, respectively. In December 1997, the Company recorded a charge of approximately $3,600 for costs to be incurred in future periods in connection with the winding down of this operation. Net current liabilities of discontinued operations consist primarily of accrued facility costs, warranties, and anticipated operating losses from the date of discontinuance until the estimated disposal date net of certain accounts receivable balances. Prior year consolidated financial statements have been restated to present the ISG business as a discontinued operation. Losses applied to the deferred charge were $655 in the three month period ended March 31, 1998.

     Included in the loss from discontinued operations is a tax benefit of $141 for the three months ended April 30, 1997.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma combined financial statements give effect to the Merger of Titan and Horizons under the pooling of interests method of accounting. These pro forma financial statements are presented for illustrative purposes only and therefore are not necessarily indicative of the operating results or financial position that might have been achieved had the Merger occurred as of an earlier date, nor are they necessarily indicative of operating results or financial position which may occur in the future.

     A pro forma combined balance sheet is provided as of March 31, 1998, giving effect to the Merger as though it had been consummated on that date. Pro forma combined statements of operations are provided for the three months ended March 31, 1998 giving effect to the Merger as though it had occurred at the beginning of the earliest period presented. For purposes of the pro forma operating data, Titan's consolidated financial statements for the three months ended March 31, 1998 have been combined with Horizons' consolidated financial statements for the three months ended March 31, 1998.

     The pro-forma combined financial statements as of and for the three month period ended March 31, 1998 for Titan and Horizons have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the respective opinions of Titan's management and Horizons' management, include all adjustments necessary for a fair presentation of financial information for such interim periods.

The Titan Corporation and Horizons Technology, Inc.

Unaudited Pro Forma Combined Statements of Operations for
the Three Months Ended March 31, 1998
(In thousands, except per share data)
                                                         Pro Forma
                                                        Adjustments  Pro Forma
                                   Titan     Horizons     (Note 2)   Combined
Revenues..........................$43,979    $5,989     $  ---      $49,968
Costs and expenses:
     Cost of revenues............. 33,836     4,401        ---       38,237
     Selling, general and
     administrative expense.......  5,044     1,391        ---        6,435
     Research and development
        expense...................  1,518       ---        ---        1,518
Special charges...................  1,460       ---        ---        1,460

        Total costs and expenses.. 41,858     5,792        ---       47,650

Operating profit..................  2,121       197        ---        2,318
Interest expense.................. (1,353)     (122)       ---       (1,475)
Interest income...................    135        15        ---          150

Income from continuing operations
     before income taxes..........    903        90        ---          993
Income tax provision..............    316        41        ---          357

Income from continuing operations.$   587   $    49    $   ---      $   636

Basic earnings per share:
     Income from continuing
     operations...................$  0.02   $  0.00    $   ---      $  0.02
     Weighted average shares...... 22,864      7497     (4,324)      26,037

Diluted earnings per share:
     Income from continuing
     operations...................$  0.02   $  0.00    $   ---      $  0.02
     Weighted average shares...... 22,533     7,497     (4,324)      26,706

The Titan Corporation and Horizons Technology, Inc.

Unaudited Pro Forma Combined Balance Sheet
as of March 31, 1998
(In thousands, except shares and per share data)
                                                                         Titan/
                                                                       Pro Forma      Horizons
                                                                      Adjustments    Pro Forma
                                                  Titan     Horizons   (Note 2)       Combined
Assets

Current assets:
     Cash.......................................$  1,153   $     44       $    --     $  1,197
     Accounts receivable-net....................  71,532      6,114            --       77,646
     Inventories................................  18,586         --            --       18,586
     Net assets of discontinued operations......  12,394     (3,588)           --        8,806
     Prepaid expenses and other.................   2,408         95            --        2,503
     Deferred income taxes......................   8,834       (413)          400        8,821

         Total Current Assets................... 114,907      2,252           400      117,559
Property and equipment-net......................  23,788        164            --       23,952
Goodwill-net....................................  39,059         --            --       39,059
Other assets....................................   8,317         14            --        8,331
Net assets of discontinued operation............     393         --            --          393

         Total assets..........................$ 186,464   $  2,430       $   400     $189,294

Liabilities and Stockholders' Equity
Current liabilities:
     Lines of credit...........................$  19,900    $  5,405       $    --     $ 25,305
     Accounts payable..........................   14,025         796            --       14,821
     Acquisition debt..........................    3,000          --            --        3,000
     Current portion of long-term debt.........    1,130          --            --        1,130
     Accrued compensation and benefits.........    7,616       1,268            --        8,884
     Other accrued liabilities.................   10,925         706         1,000       12,631

         Total current liabilities.............   56,596       8,175         1,000       65,771
Long-term debt.................................   36,996          --            --       36,996
Other non-current liabilities..................   14,497         900            --       15,397
Series B cumulative convertible redeemable
     preferred stock, $3,000 liquidation
     preference, 6% cumulative annual dividend,
     500,000 shares issued and outstanding.....    3,000          --            --        3,000
Stockholders' equity:
     Preferred stock; $1 par value; authorized
       2,500,000 shares:.......................       --           5            (5)          --
       Cumulative convertible, $13,897
         liquidation preference: 694,872 shares
         issued and outstanding................      695          --            --          695
     Common stock; (Titan:$.01 par value, authorized
       45,000,000 shares; issued and outstanding:
       23,839,256 shares; Horizons: $.01
       par value, authorized 12,000,000 shares,
       issued and outstanding 7,497,000 shares)      238          32            --          270
Capital in excess of par value.................   50,998       3,805             5       54,808
Retained earnings (deficit)....................   25,990     (10,487)         (600)      14,903
Treasury stock: 971,894 shares, at cost........   (2,546)         --            --       (2,546)

          Total stockholders' equity...........   75,375      (6,645)         (600)      68,130

Total liabilities and stockholders' equity.....$ 186,464    $  2,430       $   400     $189,294

THE TITAN CORPORATION AND HORIZONS TECHNOLOGY, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


Note 1. Basis of Presentation

         The unaudited pro forma combined statements of operations combine the historical statements of operations for the Titan Corporation
("Titan") with the historical statements of operations of Horizons Technology, Inc. ("Horizons") for the three months ended March 31, 1998.

Note 2. Merger Costs

         Titan estimates that Titan and Horizons will incur direct transaction costs of approximately $1 million associated with the Merger, consisting primarily of investment banking, filings with regulatory agencies, accounting, legal, financial printing and other related costs.

         These estimates are preliminary and are therefore subject to change. These costs will be charged to operations as incurred. The unaudited pro forma combined balance sheet gives effect to such charges as if they had been incurred as of March 31, 1998, but the effect has not been reflected in the unaudited pro forma combined statements of operations as they are nonrecurring in nature.

         The income tax effect of these charges has also been reflected as a pro forma adjustment.

Note 3. Pro Forma Net Income Per Share

         The unaudited pro forma combined net income per common share is based upon the weighted average number of common and equivalent shares of Titan and Horizons outstanding for each period at the exchange ratio of approximately $2.25 of Titan Common Stock for each share of Horizons Common Stock. The effect of the assumed conversion of Titan's convertible subordinated debentures was antidilutive for the period presented.